EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

David E. Hershberg, Chief Executive Officer of Globecomm Systems Inc., and Andrew C. Melfi, Chief Financial Officer of Globecomm Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Globecomm Systems Inc. on Form 10-Q for the three months ended September 30, 2012 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Globecomm Systems Inc.

Date: November 9, 2012	By:	/s/ DAVID E. HERSHBERG
David E. Hershberg
Chairman of the Board and Chief Executive Officer

Date: November 9, 2012	By:	/s/ ANDREW C. MELFI
Andrew C. Melfi
Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Globecomm Systems Inc. and will be retained by Globecomm Systems Inc. and furnished to the Securities Exchange Commission or its staff upon request.

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